Exhibit 10.39

ACCENTIA ASSUMPTION OF DEBT AND SECURITY AGREEMENT

THIS ACCENTIA ASSUMPTION OF DEBT AND SECURITY AGREEMENT (this “Agreement”), dated as of December 31, 2003, is made and executed by and between ACCENTIA, INC., a Florida corporation (“Accentia”) and McKESSON CORPORATION, a Delaware corporation (“Secured Party” or “McKesson”) pursuant to that certain “Forbearance Agreement” dated as of December 9, 2003 by and among, McKesson, Accentia and Accent Rx and is based on the Recitals set forth in said Forbearance Agreement (all of which are incorporated herein by this reference), and also upon following facts and understandings:

WHEREAS, Accentia currently owns 100% of the stock in Accent Rx, a Florida corporation (“Accent Rx”) which was the successor to American Prescription Providers, Inc., a Delaware corporation (“APP”). formerly a customer of and borrower from McKesson.

WHEREAS, contemporaneously with the acquisition by Accent Rx, Inc. of the assets and liabilities of APP effective October 21, 2002, pursuant to a purchase agreement dated as of October 11, 2002, Accent Rx, Inc. as “Debtor” executed and delivered to McKesson that certain “Assumption of Debt and Security Agreement” dated as of October 29, 2002 (the “Accent Rx Assumption Agreement”). Among the liabilities of APP assumed by Accent Rx were all obligations owed by APP to McKesson pursuant to that certain “Credit Agreement” executed on or about November 30, 1998 by APP and McKesson (the “Credit Agreement”), and each of the other “Loan Documents” (as defined in the Credit Agreement) executed pursuant thereto or concurrently therewith, including a “McKesson Health Systems Agreement to Serve American. Prescription Providers, Inc. as Prime Vendor of Pharmaceuticals” dated as of November 30, 1998 (the “Supply Agreement”), which Supply Agreement is also sometimes referred to in certain of the Loan Documents as a “Wholesale Supply Agreement” The Credit Agreement, Loan Documents and Supply Agreement were duly modified and amended from time to time since November 30, 1998, including by a “Third Amendment to Credit Agreement” dated as of May 2, 2000. A true and correct copy of the Credit Agreement (including all amendments) is attached hereto as Exhibit A. Ensuing references herein to the “Credit Agreement,” the “Loan Documents,” and the “Supply Agreement” shall be deemed to refer to such documents as amended from time to time in writing and executed by McKesson.

WHEREAS, McKesson obtained a duly perfected security interest of first priority in all assets of APP (and in those of all of its subsidiaries) pursuant, among other things, to a Security Agreement dated as of November 30, 1998 between APP and McKesson, and pursuant to a “Subsidiary Security Agreement” executed as of November 30, 1998 by American Prescription Providers of Georgia, Inc., American Prescription Providers of Florida, Inc., and American Prescription Providers of New York, Inc. and by McKesson as “Secured Party” to secure the payment and performance of a “Subsidiary Guaranty” likewise dated as of November 30, 1998 and executed by American Prescription Providers of Georgia, Inc., American Prescription Providers of Florida, Inc., and American Prescription Providers of New York, Inc. The Subsidiary Security Agreement and Subsidiary Guaranty were duly amended from time to time, including on October 6, 1999 when American Prescription Providers of Pennsylvania, Inc. was added as a guarantor to the Subsidiary Guaranty and as a “Debtor” to the Subsidiary Security Agreement.

WHEREAS, on or about November 30, 1998, Francis E. O’Donnell, Jr., M.D. and Dennis L. Ryll, M.D. executed a “Principal Guaranty” for the benefit of McKesson guarantying the payment and performance of all existing and thereafter arising obligations of APP to McKesson relating to the Credit Agreement, the Supply Agreement, the “Notes” executed pursuant to the Credit Agreement, and all of the other Loan Documents, up to a maximum, in the aggregate of $ 10,000,000 for principal, plus all interest thereon, and all costs and expenses relating to the enforcement of the Principal Guaranty or the collection of the obligations owed by APP to McKesson. The Principal Guaranty, as it may have been amended in writing from time to time, and the Subsidiary Guaranty (to the extent any signatories thereto have not dissolved) remain in full force, and effect in accordance with their express written terms, excepting that references therein to APP (by any name or designation, whether “borrower” or “debtor”, etc.) currently refers to Accent Rx as the successor of APP. Francis E. O’Donnell, Jr., M.D. is a manager of Hopkins Capital Group, LLC (“HCG”). Dennis Ryll, MD is an officer of the general partner of MOAB Investments, LP (“MOAB”). MOAB and HCG, together, own a majority interest in the outstanding common stock of Accentia, Inc., the parent and 100% shareholder of Accent Rx. Francis E. O’Donnell, Jr., M.D. is a manager of Hopkins Capital Group II, LLC (“HCG II”).

WHEREAS, on or about November 19, 1999, McKesson received a third party pledge from Regent Court Technologies (a limited liability company of which Francis E. O’Donnell, Jr., M.D. is the managing member) of 1,000,000 shares of stock in Star Scientific, Inc. (or a larger number if the value dips at any time below $2,250,000) for the purpose of securing all obligations of Regent Court Technologies (hereafter, “RCT”), Francis E. O’Donnell, Jr., M.D., and/or APP (or its successor, Accent Rx) to McKesson. The third party pledge agreement signed by RCT is included in the definition of “Loan Documents” and remains in full force and effect, excepting that references therein to APP (by any name or designation, whether “borrower” or “debtor”, etc.) currently refers to Accent Rx as the successor of APP.

WHEREAS, when APP transferred all of its assets to Accent Rx (and when Accent Rx assumed all liabilities of APP), the assets conveyed by APP remained subject to the duly perfected, security interests in favor of McKesson securing all obligations owing by APP to McKesson (the “APP Obligations”, including, without limitation, the sums owing under the loans referred to in the previous Recital (all of which APP Obligations were assumed by Accent Rx). Such security interests were of first priority.

WHEREAS, APP and Accent Rx represented to McKesson that (i) each of American Prescription Providers of New York, Inc., American Prescription Providers of Florida, Inc., American Prescription Providers of Georgia, Inc., and American Prescription Providers of Pennsylvania, Inc. transferred all of their respective assets (if any) to either Accent Rx or APP (which then transferred those assets to Accent Rx), (ii) American Prescription Providers of Florida, Inc. has been administratively dissolved and wound up its affairs, (iii) American Prescription Providers of Georgia, Inc. has dissolved, (iv) American Prescription Providers of New York, Inc. has been dissolved, and (v) American Prescription Providers of Pennsylvania, Inc. has not yet dissolved, but has ceased operations, and is likely to dissolve or be dissolved in the near term.

WHEREAS, to induce McKesson not to declare a default and resort to its creditor’s rights and remedies with regard to the APP Obligations and the collateral therefor due to the sale by APP of its assets to Accent Rx, (1) Accent Rx confirmed its assumption of all obligations owing to McKesson without defense or offset and formally granted to McKesson a security interest in all existing and thereafter acquired assets of Accent Rx as provided in the Accent Rx Assumption Agreement, and (2) each of RCT, the signatories of the Principal Guaranty, and the signatories of the Subsidiary Guaranty reaffirmed their obligations to McKesson, albeit substituting Accent Rx for APP as the obligor of the obligations guaranteed by them as guarantors or third party obligors.

WHEREAS, as of November 30, 2003, the components of the APP Obligations excluding the trade debt owing under the Supply Agreement equaled the following:

DEBT	PRINCIPAL	INTEREST	FEES[1] & LATE CHARGES	TOTAL
1. Revolver	$2,202,182.36	$103,294.93	$30,005.05	$2,335,482.34
2. Term Loan	$3,900,000.00	$222,587.63	$385,217.29	$4,507,804.92
TOTAL:	$6,102,182.36	$325,882.56	$415,222.79	$6,843,287.26

Interest has accrued since November 30, 2003 on the principal amounts of the foregoing obligations at a per diem rate of $791.49, and will continue to do so until paid in full, assuming LIBOR rate stays at 1.1694%. The trade debt owing to McKesson by Accent Rx pursuant to the Supply Agreement totaled $4,610,073 as of November 30, 2003 and is currently all due and payable.

WHEREAS, in mid-2003, Accentia approached McKesson and requested that McKesson loan to Accentia the sum of $2,500,000 with which Accentia would purchase not less than 81% of the outstanding shares in BioVest International, Inc. (“BioVest”). McKesson loaned to Accentia $2,500,000.00 (the “Bridge Loan”), which Bridge Loan is evidenced by a promissory note dated as of June 12, 2003 (the “Bridge Note”), in order to fund Accentia’s purchase of an 81% stake in BioVest. Concurrently with the execution of the Bridge Note, Accentia and certain of its affiliates executed in favor of McKesson certain security documents (together with the Bridge Note, called the “Bridge Loan Documents”), including a “Third Party Pledge Agreement” executed by Hopkins Capital Group II, LLC (i.e., “HCG II”) as of June 12, 2003 and a “Stock Pledge Agreement” executed by Accentia as of June 12, 2003.

[1]	Exclusive of attorneys’ fees and costs for which Accent Rx must reimburse McKesson.

WHEREAS, on or about October 10, 2003, the “Third Party Pledge Agreement” dated as of June 12, 2003 and executed by HCG II was amended by that certain “First Amendment to Third Party Stock Pledge Agreement” executed by McKesson and HCG II. References to the Third Party Pledge Agreement signed by HCG II shall be deemed to refer to said Third Party Pledge Agreement as amended by said First Amendment to Third Party Stock Pledge Agreement dated as of October 10, 2003. The collateral described in the Bridge Loan Documents (as amended) is defined as the “Bridge Loan Collateral.”

WHEREAS, Accentia has requested that McKesson (a) forbear from exercising its creditors’ rights and remedies with regard to certain obligations of Accentia as more particularly addressed in the Forbearance Agreement referenced above, (b) permit the sale of the assets of Accent Rx to a third party (“Buyer”) free and clear of the liens and claims of McKesson on such assets relating to the APP Obligations, notwithstanding that the sale proceeds will not pay the obligations owed by Accent Rx to McKesson in full, and (c) allow Accentia to assume the indebtedness still owing by Accent Rx to McKesson, subject to the modification of the repayment terms thereof. McKesson has set forth the terms upon which it is willing to forbear vis-a-vis Accentia (and Accent Rx, for a limited period) and the terms upon which it will consent to the sale of the assets of Accent Rx in the Forbearance Agreement. McKesson is willing to accommodate the other request made by Accentia subject to the terms and conditions of this Agreement, including that Accentia shall assume all obligations owed by Accent Rx to McKesson, including the APP Obligations.

NOW THEREFORE, for fair and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Accentia and McKesson hereby agree as follows:

SECTION 1 Definitions: Interpretation.

(a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) As used in this Agreement (including the Preamble hereof), the following terms shall have the following meanings:

“Accent Rx Debt Documents” means the Accent Rx Assumption Agreement, the Credit Agreement (as amended, including by the Third Amendment to Credit Agreement), the other Loan Documents, the Supply Agreement, and any documents or agreements executed pursuant to any of them, as any may have been amended in writing from time to time.

“Assumed Indebtedness” means all indebtedness owing as of the date hereof by Accent Rx to McKesson (or any affiliate of McKesson), whether liquidated or unliquidated, whether or not evidenced by a promissory note or other instrument, whether or not contingent, and whether or not specifically identified in this Agreement or in the Accent Rx Debt Documents, including but no limited all of the APP Obligations previously assumed by Accent Rx., and all fees, costs and expenses for which Accent Rx was required to reimburse McKesson or any of McKesson’s affiliates.

“BioVest” means Bio Vest International, Inc. (“BioVest”), the corporation in which Accentia acquired 81% of the outstanding shares on a fully diluted basis using, in part, the proceeds of a “Bridge Note” payable to the order of McKesson by Accentia in the original principal amount of $2,500,000 and dated as of June 12, 2003.

“Collateral” has the meaning set forth in Section 4.

“Contract Rate” means a rate of interest equal to ten percent (10%) per annum based on a 360-day year, for actual days elapsed.

“Credit Agreement” means that certain Credit Agreement referred to in the Recitals above as amended from time to time.

“Default Rate” means the rate interest accrues on the Assumed Indebtedness after an Event of Default occurs equal to the Contract Rate plus 5%.

“Documents” means this Agreement, the Accent Rx Assumption Agreement, the Forbearance Agreement, the Bridge Loan Documents, the Loan Documents, the Supply Agreement, and all other certificates, documents, agreements and instruments delivered at any time to Secured Party pursuant to or in connection with this Agreement, the Accent Rx Assumption Agreement, the Credit Agreement, the Supply Agreement (as any may have been or may be amended from time to time in writing) or in connection with the Obligations, including any documents, agreements or certificates delivered to fulfill a Condition Subsequent defined in Section 26.

“Event of Default” has the meaning set forth in Section 12.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Loans” means each of the “Revolving Loans,” the “Term Loan,” any sums financed under the Supply Agreement, the sums still owing (if any) under the lease financing facility provided by McKesson to APP, and any other loan made by McKesson to APP, Accent Rx or Accentia, currently or (as to Accentia) in the future.

“Obligations” means:

(i) all presently existing indebtedness, liabilities and other obligations of APP and/or Accent Rx to Secured Party (each and all of which have been and will be assumed by Accentia, subject to no defenses, counterclaims or offsets whatsoever), plus

(ii) all presently existing or hereafter arising indebtedness, liabilities and other obligations of Accentia to Secured Party (including, but not limited to those formerly of APP and assumed first by Accent Rx and now by Accentia), in each case, whether created under, arising out of or in connection with this Agreement, the Accent Rx Assumption Agreement, the Credit Agreement, any of the other Documents, the Forbearance Agreement, the Bridge Loan Documents (as that term is defined in the Forbearance Agreement), or otherwise, including, without limitation, all unpaid principal of any Loans, all interest accrued thereon, all fees and all other amounts payable by Accent Rx or Accentia (or APP) to Secured Party thereunder or in connection therewith, or in connection with the Supply Agreement or any other contract in favor of Secured Party to which Accent Rx or Accentia (or APP) is a party (including without limitation, the Bridge Loan Documents), and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Accent Rx or Accentia (or APP) of any bankruptcy or insolvency proceeding naming the Accent Rx or Accentia (or APP) as debtor in such proceeding.

“Permitted Lien” means (i) any Lien in favor of Secured Party; (ii) duly perfected Liens to secure purchase money indebtedness for the purchase of equipment by Accentia in the ordinary course of its business so long as the Lien only encumbers the equipment that is purchased and only secures the purchase price thereof, and (iii) any existing duly perfected Lien on the assets of Accentia (or Teamm Pharmaceuticals, Inc.) to secure the Senior Credit Facility.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Remaining Debt Due Date” shall be September 1,2004, provided that if and only if (a) no default or Event of Default has occurred under this Agreement through September 1, 2004, and (b) Accentia pays to McKesson in cash in good, collected funds an “Extension Fee” of $39,000 on or before September 1, 2004, then “Remaining Debt Due Date” shall be extended until January 15, 2005.

“Senior Credit Facility” means that certain existing credit facility provided to Accentia by Harbinger Mezzanine Partners; LP which presently aggregates $5,000,000 in principal outstanding, but which may be increased to equal as much as $13,000,000, for principal, in the future (but no more) and may be funded by a syndicate of lenders of which Harbinger Mezzanine Partners, LP is a member, and shall also include any replacement facility provided by any lender or group of lenders, not affiliated with Accentia, which lender (or group of lenders) shall be satisfactory to McKesson and which replacement facility shall be made on terms and conditions satisfactory to McKesson.

“Subsidiary” means any of Teamm Pharmaceuticals, Inc., The Analytica Group, Inc., BioVest and any other entity in which Accentia owns an equity interest in excess of 51% of all direct or indirect ownership interests.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2 Confirmation of Assumption of Obligations of APP and Accent Rx. Accentia hereby acknowledges, agrees, represents and warrants to McKesson that each of the Recitals set forth at the outset of this Agreement is true and correct (and that there is no longer any opportunity to contest the debt figures based on manifest error as was reserved in the Forbearance Agreement), and that Accentia has and hereby does assume each and every debt, obligation, and liability owed by APP and/or Accent Rx to McKesson of every kind or nature, whether such debt, obligation, arid liability was known, unknown, liquidated, unliquidated, disclosed, or undisclosed, existing or contingent, and whether or not explicitly listed in the Recitals or evidenced by a promissory note. Furthermore, Accentia has no known or unknown defenses, counterclaims, rights of offset or set off, recoupment, or any other causes of action against McKesson or any Person that would prevent or interfere with the full collection and enforcement by McKesson of all such assumed debts, obligations, and liabilities, and/or the full enforcement of each of the Documents against Accentia as though it were “Borrower” or APP or Accent Rx in accordance with the express written terms of such Documents as the same may be amended in writing from time to time. Accentia further acknowledges and agrees that there are no oral understandings between Accentia and McKesson and that any purported agreement with McKesson must be in writing and signed by McKesson in order to be enforceable against McKesson.

SECTION 3 [Omitted].

SECTION 4 Security Interest

(a) As security for the payment and performance of the Obligations, Accentia hereby grants to McKesson a security interest in all of Accentia’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, intellectual property, patents, trademarks, service marks, trade names, trade secrets, customer lists, copyrights, payment intangibles, instruments, inventory, investment property (including all stock it holds in Teamm Pharmaceuticals, Inc., The Analytica Group, Inc. and Bio Vest Inc., hereafter called the “Subsidiary Stock”), membership interests, letter-of-credit rights, money and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the “Collateral”). Notwithstanding the foregoing, except for fixtures (to the extent covered by Article 9 of the UCC), such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any asset which would be real property under the law of the jurisdiction in which it is located.

(b) Anything herein to the contrary notwithstanding, (i) Accentia shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform, all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release Accentia or Accent Rx (or APP) from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Accentia (and/or those of APP or Accent Rx) thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 23 hereof.

(d) Accentia hereby authorizes Secured Party to file (with or without Accentia’s signature), at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Accentia ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof. Accentia will cooperate with Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chatter paper. Accentia will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party. Accentia will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

(e) Accentia acknowledges and agrees that the security agreements granted in this Section 4 shall be subject and junior to only those duly perfected security interests granted by Accentia to secure the Senior Credit Facility.

SECTION 5 Conditions Precedent to Bank Obligations. It shall be a condition precedent to the enforceability of each and every obligation of McKesson hereunder, including the obligations set forth in Section 6 below, that each and all of the following shall be and remain satisfied on or before December 15, 2003:

(a) This Agreement. McKesson shall have received an original counterpart of this Agreement, duly executed by Accentia.

(b) Forbearance Agreement. McKesson shall have received an original counterpart of the Forbearance Agreement, duly executed by Accentia and Accent Rx, and all conditions precedent to the effectiveness of the Forbearance Agreement shall have been satisfied.

(c) New Security Agreements.

i) RCT and HCG II shall have duly executed and delivered to McKesson a security agreement (the “New HCG II/RCT Security Agreement”) in substantially the form of Exhibit B attached hereto granting to McKesson (or confirming the grant to McKesson) of a lien of first priority in certain marketable securities more specifically described therein, which in the aggregate shall have a value of at least $8 million as of the execution and delivery of this Assumption Agreement to McKesson, which stock shall include any such stock previously pledged to McKesson, including under the Bridge Loan Documents, subject to the following: in the event that BioVest becomes a publicly traded company, Accentia shall have the right, so long as no Event of Default has occurred and is continuing, to substitute $10,000,000 million worth of unrestricted BioVest common stock for said marketable securities pledged to McKesson as collateral for the remaining indebtedness owed by Accentia to McKesson. To effect such substitution (and as a further condition to such substitution), Accentia shall have delivered to McKesson a duly executed pledge agreement in form and substance satisfactory to McKesson relating to such stock of BioVest, shall have paid all fees and costs (including attorneys’ fees) associated with documenting the substitution and satisfying the conditions to effectuating the substitution, shall have paid to McKesson any sums payable by HCG II or RCT to McKesson under the terms of the New HCG II/RCT Security Agreement, and shall have taken all steps necessary (including physical delivery of the stock and delivery of stock powers signed in blank) such that upon substitution, McKesson shall have a duly perfected security interest of no less than first priority in all such BioVest stock. Upon the satisfaction of all such conditions, including (but not limited to) that McKesson has a duly perfected security interest of no less than first priority in the common stock of BioVest after BioVest has become a publicly traded company, and provided no Event of Default has occurred, and that McKesson has been reimbursed for all fees and costs (including attorneys’ fees) incurred in connection with such substitution of collateral and the satisfaction of the conditions to substitution, McKesson will release the Pledged Collateral described in this Agreement from the lien in favor of McKesson.

ii) McKesson shall have received a security agreement (the “New HCG/MOAB Security Agreement”) in substantially the form of Exhibit K attached hereto duly executed by HCG, MOAB and any subsidiaries of either of them with any interest in the stock of Accentia, pursuant to which security agreement McKesson shall be granted of a lien of first priority in all stock in Accentia that is (or becomes) directly or indirectly owned or controlled by HCG or MOAB.

(d) Reaffirmation by Guarantors and Third Party Pledgors. Each of Francis E. O’Donnell, Jr., M.D., Dennis L. Ryll, M.D., HCG II, RCT and the other signatories thereto shall have executed the “Consent, Reaffirmation and Release Agreement” in the form of Exhibit C attached hereto (the “Reaffirmation Agreement”), reaffirming their respective obligations under the Principal Guaranty and/or their third party pledge agreements and acknowledging that the same remain in full force and effect with respect to the Obligations arid notwithstanding the assumption by Accentia of the APP Obligations and the other obligations owed by Accent Rx to McKesson.

(e) Interest Payment. McKesson shall have received payment in full of all interest that has accrued from and after December 31,2003 through January 31,2004 on the Assumed Indebtedness at the rate applicable as provided in this Agreement.

(f) Borrowing Resolution. Each of Accentia, Teamm Pharmaceuticals, Inc. and The Analytica Group, Inc. shall have delivered to McKesson duly executed resolutions of their respective Boards of Directors evidencing the power and authority of the person signing this Agreement and/or any other document executed pursuant hereto by any of Accentia, Teamm Pharmaceuticals, Inc. and The Analytica Group, Inc. on behalf of the relevant entity to bind the corporation.

(g) Capitalization Table. Accentia shall have delivered to McKesson a capitalization table which discloses fully and accurately all direct and indirect ownership of Teamm Pharmaceuticals, Inc., The Analytica Group, Inc., BioVest International, Inc., Accentia, Inc., HCG and MOAB. Said table shall be attached hereto as Exhibit E.

(h) [Intentionally omitted].

(i) New Subsidiary Guaranties. Each of Teamm Pharmaceuticals, Inc. and The Analytica Group, Inc. shall have duly executed and delivered to McKesson a guaranty of all obligations of Accentia to McKesson (the “New Subsidiary Guaranty”) in substantially the form of Exhibit F attached hereto.

(j) New Subsidiary Security Agreements. Each of Teamm Pharmaceuticals, Inc. and The Analytica Group, Inc. shall have duly executed and delivered to McKesson a security agreement, encumbering all their respective assets and securing the timely payment and performance of their respective obligations under the New Subsidiary Guaranty (the “New Subsidiary Security Agreement”) in substantially the form of Exhibit G attached hereto, and McKesson shall be, and hereby is authorized to file such UCC-1 financing statements as are necessary or appropriate to perfect McKesson’s security interest in the collateral described in each of the New Subsidiary Security Agreements. In addition, the security interests in the assets of The Analytica Group, Inc. and/or Teamm Pharmaceuticals, Inc. shall be junior only to Permitted Liens as defined in the New Subsidiary Security Agreement).

(k) [Intentionally omitted.]

(1) Perfection in Stock of Subsidiaries. McKesson shall have received possession and/or control of the Subsidiary Stock.

(m) Receipt of $4,000,000 from Sale of Accent Rx. On the earlier to occur of December 15,2003, and the closing date of the sale of all assets of Accent Rx (as was permitted subject to the terms and conditions of the Forbearance Agreement), McKesson shall have received a payment equal to the greater of: (x) the entire proceeds received as of that date by Accentia from the sale of the assets of Accent Rx, and (y) $4,000,000,

(n) [Intentionally omitted.]

(o) Fees and Costs. McKesson shall have received payment in full of all fees expenses, and costs (including attorneys’ fees and costs) incurred in negotiating and documenting this Agreement, the Forbearance Agreement, the Bridge Loan Documents, all other agreements and documents executed pursuant to any of the foregoing or concurrently with any of the foregoing, as well as the fees, costs and expenses incurred by McKesson in the preparation of any proposal letters or term sheets relating to Accent Rx, Accentia, or any indebtedness assumed or incurred by either of them.

SECTION 6 Modification of Repayment Terms for Assumed Indebtedness. Subject to the satisfaction of the conditions precedent set forth in Section 5 above, McKesson agrees to substitute the following payment schedule for the payment schedule that otherwise was operative under the Accent Rx Debt Documents (as to which former payment schedule, Accent Rx was in default), provided that interest shall be payable as set forth in Section 7 below:

(a) Remaining Term Debt. By no later than June 28,2004, all indebtedness relating to the Accent Rx Debt Documents (all of which obligations shall have been assumed by Accentia), all other Assumed Indebtedness, and any other interest bearing indebtedness of Accentia of any kind owed to McKesson (or any affiliate of McKesson) shall have been paid down in full, with the exception of no more than $3,900,000 which amount shall constitute the remaining principal of the term debt obligations assumed by Accentia and, which remaining debt shall be referred to herein as the “Remaining Term Debt”.

(b) Payment of Remaining Term Debt. The Remaining Term Debt, plus accrued and unpaid interest on the principal portion thereof, together with any fees, costs and expenses incurred by McKesson in connection with the Assumed Indebtedness, this Agreement, or any other indebtedness of Accentia (or Accent Rx) to McKesson (or to any affiliate of McKesson), or in connection with the collateral therefor (for all of which Accentia must reimburse McKesson), shall be paid in full (subject to Section 6(c) below) on or before the Remaining Debt Due Date (unless and to the extent McKesson converts any portion thereof to equity, which McKesson may elect to do in its sole and absolute discretion on terms no less favorable than the proposed Series E financing that Accentia expects to obtain in 2003, all as more particularly set forth in Section 25 below).

(c) Potential Credit Against Remaining Term Debt. So long as no Event of Default has occurred and Accentia has paid all of the Remaining Debt, plus interest, fees and costs as and when due, then on the Remaining Debt Due Date (or on any earlier date) when Accentia is prepared to pay all outstanding sums owing to McKesson by Accentia under this Agreement or otherwise, Accentia may hold back from such final payment in full the sum of $400,000 which shall be deemed attributable to the fees and late charges that have accrued through November 30, 2003 as reflected in the Recitals set forth above. The $400,000 debt related to the $400,000 payment held back by Accentia shall remain outstanding, but shall not accrue interest. If after 91 days from such date of final and complete payment, (i) Accentia has not become a debtor in a case under title 11 of the United States Code (the “Bankruptcy Code”), (ii) McKesson has been able to retain all payments received from Accentia or on account of the indebtedness owed by Accentia, and (iii) none of the payments is the subject of any actions to avoid such payments or to recover them as a fraudulent transfer, preferential payment or otherwise regardless of whether in the context of a bankruptcy, then such $400,000 remaining debt shall be forgiven.

SECTION 7 Interest on Assumed Obligations.

(a) From and after the date hereof, but prior to the occurrence of an Event of Default, interest shall accrue on the principal portion of the Assumed Indebtedness at a rate per annum equal to the Contract Rate, based on a 360-day year for actual days elapsed. After the occurrence of an Event of Default, interest shall accrue on the principal portion of all obligations. owing by Accentia to McKesson (or to any affiliate of McKesson) at a rate equal to the Default Rate, based on a 360-day year for actual days elapsed. In the absence of acceleration after an Event of Default, accrued interest shall be payable to McKesson (or the applicable affiliate, if any) monthly in arrears on the first business day of each calendar month for the previous month ending commencing with December 1, 2003.

(b) In no event shall the interest rate or rates payable under this Agreement the Forbearance Agreement or in connection with the Assumed Indebtedness, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Accentia and McKesson, in executing this Agreement, the Forbearance Agreement and the other Documents, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein or in any Document to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement and/or such other Document, Accentia is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Accentia in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

SECTION 8 Representations and Warranties. Accentia represents and warrants to McKesson that:

(a) Accentia is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) The execution, delivery and performance by Accentia of this Agreement have been duly authorized by all necessary action of Accentia and its Board of Directors, and this Agreement constitutes the legal, valid and binding obligation of Accentia, enforceable against Accentia in accordance with its terms.

(c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Accentia of this Agreement, except for any filings necessary to perfect any Liens on any Collateral.

(d) Accentia’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; Accentia’s exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where Accentia conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 1.

(e) Schedule 1 also accurately sets forth the proper names (as reflected in their official formation or registration documentation as filed with the appropriate office of their jurisdictions of organization), jurisdictions of organization, and chief executive offices of each, of HCG, HCG II, RCT, Accent Rx, BioVest, Teamm Pharmaceuticals, Inc., and The Analytica Group, Inc.

(f) Accentia has rights in or the power to transfer the Collateral, and Accentia is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

(g) All of the U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, which are owned by any of Accentia, Accent Rx, Teamm Pharmaceuticals, Inc., The Analytica Group, Inc., HCG and RCT are set forth in Schedule 2.

(h) Accentia is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such Accentia’s right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in such leases of real property.

(i) No control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.

(j) Accentia does not have or hold any chattel paper, letter-of-credit rights or commercial tort claims except as disclosed to Secured Party.

(k) The names and addresses of all financial institutions and other Persons at which Accentia, Accent Rx, Teamm Pharmaceuticals, Inc., and/or The Analytica Group, Inc. maintains a deposit and securities accounts, and the account numbers and account names of such accounts, are set forth in Schedule 1.

SECTION 9 Covenants. So long as any of the Obligations remain unsatisfied, Accentia agrees that:

(a) Accentia shall deliver to McKesson not later than the 30th day after each fiscal quarter consolidated income statements, balance sheets and statements of cash flow, each prepared in accordance with GAAP.

(b) Accentia shall, deliver to McKesson a copy of any and all reports, statements, business plans, and other documentation, which it provides to any of its shareholders or to the members of its Board of Directors and such deliveries to McKesson shall be contemporaneous with the deliveries to such shareholders or Board members.

(c) Accentia shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or McKesson’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(d) Accentia shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(e) Accentia shall give 15 days’ prior written notice to McKesson before making:

i) Any change in the location of Accentia’s chief executive office or principal place of business and any change in the location of the chief executive office or principal place of business of any of its Subsidiaries;

ii) any change in the locations set forth in Schedule 1;

iii) any change in its name or that of any Subsidiary;

iv) any changes in its identity or structure or that of any Subsidiary in any manner which might make any financing statement filed hereunder (or under any of the documents executed pursuant hereto) incorrect or misleading;

v) any change in its registration as an organization (or any new such registration) or any change in the registration of any Subsidiary as an organization (or any new such registration); or

vi) any change in its jurisdiction of organization or that of any Subsidiary;

provided that Accentia shall not locate any Collateral outside of the United States nor shall Accentia (or any subsidiary) change its jurisdiction of organization to a jurisdiction outside of the United States.

(f) Accentia shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Accentia operates. Insurance on the Collateral shall name Secured Party as additional insured and as loss payee. Upon the request of Secured Party, Accentia shall furnish Secured Party from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Accentia shall also furnish to Secured Party at least once in each calendar year a certificate of Accentia’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. All insurance policies required under this subsection (f) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days’ prior written notice to Accentia and Secured Party. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverage’s or amounts thereunder shall entitle Secured Party to renew any such policies, cause the coverage’s and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (f) of otherwise to obtain similar insurance in place of such policies, in each case at the expense of Accentia.

(g) All insurance policies shall provide that any losses payable thereunder be payable directly to Secured Party unless written authority to the contrary is obtained. In the event that Accentia shall receive any proceeds of any insurance (other than in respect of third party liability insurance) it shall immediately cause such proceeds to be paid over to Secured Party. If the Collateral shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, Accentia shall give prompt notice thereof to Secured Party. Additionally, Accentia shall in any event promptly give Secured Party notice of all reports made to insurance companies in respect of any claim in excess of $10,000. No settlement on account of any loss covered by insurance shall be made for less than insured value without the consent of Secured Party. In its sole and absolute discretion Secured Party may apply all or any portion of such insurance proceeds to the payment of Obligations or may release all or any portion thereof to Accentia.

(h) Accentia shall keep separate, accurate and complete books and records with respect to the Collateral, disclosing Secured Party’s security interest hereunder.

(i) Accentia shall not surrender or lose possession of (other than to Secured Party), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business or unless such Collateral is replaced by comparable Collateral of similar value; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Event of Default exists.

(j) Accentia shall keep the Collateral free of all Liens except Permitted Liens.

(k) Accentia shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(l) Accentia shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Credit Agreement or any other Document.

(m) Upon the request of Secured Party, Accentia shall (i) immediately deliver to Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that Secured Party is the entitlement holder with respect to any investment property, and/or obtain account control agreements in favor of Secured Party from such-securities intermediaries, in form and substance satisfactory to Secured Party, with respect to any investment property, as requested by Secured Party, (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any chattel paper, documents and letter-of credit rights, as Secured Party shall reasonably specify, and (iv) obtain consents from any letter of credit issuers with respect to the assignment to Secured Party of any letter of credit proceeds.

(n) Accentia shall at any reasonable time and from time to time permit Secured Party or any of its agents or representatives to visit the premises of Accentia and inspect the Collateral and to examine and make copies of and abstracts from the records and books of account of Accentia.

(o) Accentia shall: (i) with such frequency as Secured Party may require, furnish to Secured Patty such lists of customers and other information relating to the accounts and other rights to payment as Secured Party shall reasonably request (which information Secured Party agrees to treat as confidential so long as doing so would not interfere with the rights of Secured Party as a secured creditor or its ability to assign participations or interests in the Loans or the other Documents to third parties consistent with the provisions of the other Documents); (ii) give only normal discounts, allowances and credits as to accounts and other rights to payment, in the ordinary course of business, according to normal trade practices utilized by Accentia, and enforce all accounts and other rights to payment strictly in accordance with their terms, except that Accentia may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any account or other right to payment, in the ordinary course of business, according to normal and prudent trade practices utilized by Accentia; and (iii) upon the request of Secured Party (A) at any time, notify all or any designated portion of the account debtors and other obligors on the accounts and other rights to payment of the security interest hereunder, and (B) upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the accounts and other rights to payment or any designated portion thereof that payment shall be made directly to Secured Party or to such other Person or location as Secured Party shall specify.

(p) Accentia shall (i) notify Secured Party of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Secured Party’s Lien thereon; (ii) furnish to Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Secured Party make such demands and requests for information and reports as Accentia is entitled to make in respect of the Collateral, provided that none of the foregoing need be duplicative of other reports prepared and provided to Secured Party pursuant to the other

Documents, provided that Accentia identifies for Secured Party where the requested information can be located in the existing reports.

(q) If and when Accentia shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Accentia (i) shall promptly notify Secured Party thereof and (ii) hereby authorizes Secured Party to modify, amend, or supplement any schedules, exhibits, or certificates provided in connection with any of the Documents and relating to any Collateral and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

(r) Accentia shall not, without the prior written consent of McKesson, which consent shall not be unreasonably withheld, enter into any agreement (including any license or royalty agreement) pertaining to any of its patents, copyrights, trademarks, service marks and trade names, except for non-exclusive licenses in the ordinary course of business.

(s) At Secured Party’s request, Accentia will obtain from each Person from whom Accentia leases any premises at which any Collateral is at any time present such collateral access, subordination, waiver, consent and estoppel agreements as Secured Party may require, in form and substance satisfactory to Secured Party.

(t) Accentia shall give Secured Party immediate notice of the acquisition of any i instruments or securities, or the establishment of any new deposit account or any new securities account with respect to any investment property.

(u) Accentia shall immediately notify Secured Party if Accentia holds or acquires (i) any commercial tort claims, (ii) any chattel paper, including any interest in any electronic chattel paper, or (iii) any letter-of-credit rights.

SECTION 10 Collection of Accounts. Until Secured Party exercises its rights hereunder to collect the accounts and other rights to payment, Accentia shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Accentia shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). At the request of Secured Party, upon and after the occurrence of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any investment property or instruments, and all such distributions or payments received by Accentia shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account with Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default, any such distributions and payments with respect to any investment property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, Secured Party shall have the right, upon the occurrence of an Event of Default, without prior notice to Accentia, to vote and to give consents, ratifications and waivers with respect to any investment property and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to Accentia or any other Person for any failure to do so or delay in doing so.

SECTION 11 Authorization; Secured Party Appointed Attorney-in-Fact.

Secured Party shall have the right to, in the name of Accentia, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Accentia, and Accentia hereby constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) as Accentia’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party’s security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Accentia, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party’s security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii), (iii) and (iv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Accentia hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 11.

SECTION 12 Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a) Any Event of Default under the Credit Agreement or any of the Documents shall occur where the term “Borrower” (or “APP” or “Accent Rx”) shall be deemed to refer to Accentia.

(b) Accentia shall fail to pay as and when due any payment required to be made pursuant to Section 7 of this Agreement or any other provision of this Agreement, or shall fail to pay when due any of the other Obligations, including but not limited to the APP Obligations, all of which have been assumed by Accentia.

(c) Any breach of any material covenant or condition (or the failure of a Condition Subsequent defined in Section 26 to be timely satisfied) shall occur under this Agreement, any Document, the Forbearance Agreement or any document or agreement executed pursuant to or concurrently with any of them.

(d) Any representation or warranty made by Accentia under or in connection with this Agreement or any Document, shall prove to have been incorrect in any material respect when made or deemed made.

(e) Accentia or any Subsidiary shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payroll) as such debts become due, or shall make a general assignment for the benefit of creditors; or Accentia or any Subsidiary (or Accent Rx or APP) shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the “Bankruptcy Code”) or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Accentia, any Subsidiary, Accent Rx, or APP, as the case may be or pursuant to the Bankruptcy Code or any such other state or federal law; or Accentia or any Subsidiary (or Accent Rx or APP) shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Accentia’s property (or that of any Subsidiary, Accent Rx or APP), or shall take any action to authorize any of the actions set forth above in this paragraph; or an involuntary petition seeking any of the relief specified in this paragraph shall be filed against Accentia or any Subsidiary (or Accent Rx or APP); or any order for relief shall be entered against Accentia or any Subsidiary (or Accent Rx or APP) in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (e).

(f) Accentia or any Subsidiary shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly consented to by Secured Party in writing, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in subsections (e) or (f).

(g) Any material impairment in the value of the Collateral described in this Agreement (or the “Collateral” described in any New Subsidiary Security Agreement or in any third party pledge agreement) or in the priority of McKesson’s lien or security interest therein.

(h) Any levy upon, seizure or attachment of any of the Collateral described in this Agreement (or the “Collateral” described in any New Subsidiary Security Agreement or in any third party pledge agreement), which shall not have been rescinded or withdrawn.

(i) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral described in this Agreement (or the “Collateral” described in any New Subsidiary Security Agreement or in any third party pledge agreement) (unless within 10 days after the occurrence of any such event, Accentia furnishes to McKesson evidence satisfactory to McKesson that the amount of any such loss, theft, damage to or destruction of the Collateral or other collateral is fully insured under policies naming McKesson as the sole additional named insured or loss payee).

(j) Any existing or future guarantor or third party pledgor of collateral to “ McKesson to secure or guaranty the payment and performance of the Obligations (including, but not limited to, any Subsidiary, Francis E. O’Donnell, Jr., M.D., Dennis L. Ryll, M.D. [unless and until, in the case of Dr. Ryll, after the effectiveness of any release from his liability under the Principal Guaranty], HCG, HCG II, or RCT) shall seek to revoke their guaranty or pledge, or shall repudiate their guaranty or pledge for any reason, including, without limitation, because their pledge or guaranty was of the obligations owed by APP or Accent Rx rather than Accentia or Accent Rx, or any existing or future guarantor or third party pledgor shall die, cease to exist, become incompetent, or dissolve, or any existing or future guarantor or third party pledgor shall become a debtor in a case under the Bankruptcy Code, or shall make a general assignment for the benefit of creditors or suffer any of the events to exist as to themselves that are described in subsections 9(e) or (f) with respect to Accentia, provided that it shall hot constitute an Event of Default under this Agreement if APP and/or any of the subsidiaries of APP which guarantied the APP Obligations are dissolved, if and only if any liabilities of such entities owed to McKesson have been assumed by Accentia.

SECTION 13 Remedies.

(a) Upon the occurrence and continuance of any Event of Default, Secured Party may declare any or all of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Document (where Accentia is treated as though it were the “Borrower” or APP), all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) Secured Party may peaceably and without notice enter any premises of Accentia, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of Accentia or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Secured Party may determine; (ii) Secured Party may require Accentia to assemble all or any part of the Collateral and make it available to Secured Party at any place and time designated by Secured Party; (iii) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Accentia’s assets, without charge or liability to Secured Party therefore) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Accentia shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Accentia hereby releases, to the extent permitted by law. McKesson shall give Accentia such notice of any private or public sales as may be required by the UCC or other applicable law.

(b) For the purpose of enabling McKesson to exercise its rights and remedies under this Section 13 or otherwise in connection with this Agreement, Accentia hereby, grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Accentia) to use, license or sublicense any intellectual property Collateral, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and sufficient rights of quality control in favor of Accentia to avoid the invalidation of any trademarks, service marks or trade names subject to the license.

(c) Secured Party shall not have any obligation to clean up, repair or improve or otherwise prepare the Collateral for sale. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party’s rights against Accentia. Accentia waives any right it may have to require Secured Party to pursue any third Person for any of the Obligations. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will riot be considered adversely to affect the commercial reasonableness of any sale of the Collateral; If Secured Party sells any of the Collateral upon credit, Accentia will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral; Secured Party may resell the Collateral and Accentia shall be credited with the proceeds of the sale.

(d) The cash proceeds actually received from the sale or other disposition or collection of Collateral (other than the proceeds of the sale of Accent Rx or its assets), and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and hi collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 17 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Accentia or otherwise disposed of in accordance with the UCC or other applicable law. Accentia shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 14 Certain Waivers. Accentia waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other Collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 15 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (i) delivered by hand; (ii) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States); (iii) sent by facsimile transmission; or (iv) sent by email.

SECTION 16 No Waiver: Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 17 Costs and Expenses.

(a) Accentia agrees to pay on demand:

(i) all title, appraisal, survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by Secured Party in connection with this Agreement, any Document or the Collateral; and

(ii) all costs and expenses of Secured Party and the fees and disbursements of counsel for which either APP or Accent Rx (or both) was obliged to reimburse Secured Party under the Documents, and for which Accentia is now obligated to reimburse Secured Party, and all costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the preparation and negotiation of this Agreement (and any amendments thereof), and any documents executed concurrently herewith (or amendments thereof) or in the future relating in any way to the matters described in this Agreement, including the Recitals hereof, and in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, the Credit Agreement, each other Document (as they may be amended from time to time), including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, of other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and all other expenses of sales and collections of Collateral.

(b) Any amounts payable to Secured Party under this Section 17 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the Default Rate.

SECTION 18 Binding Effect This Agreement shall be binding upon, inure to the. benefit of and be enforceable by Accentia, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. Accentia may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party. Any such purported assignment, transfer, hypothecation or other conveyance by Accentia without the prior express written consent of Secured Party shall be void. Accentia acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations, Secured Party may assign, or grant participations in, all or a portion of its rights and obligations hereunder. Upon any assignment of Secured Party’s’ rights hereunder, such assignee shall have, to the extent of such assignment, all rights of Secured Party hereunder. Accentia agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Secured Party, the rights of Secured Party set forth in this Agreement. Any such assignee shall be entitled to enforce Secured Party’s rights and remedies under this Agreement to the same extent as if it were the original secured party named herein.

SECTION 19 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

SECTION 20 Entire Agreement: Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 21 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 22 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 23 Termination. Upon payment and performance in full of all Obligations, the security interest created under this Agreement shall terminate and Secured Party shall promptly execute and deliver to Accentia such documents and instruments reasonably requested by Accentia as shall be necessary to evidence termination of all security interests given by Accentia to Secured Party hereunder; provided however that the obligations of Accentia under Section 17 hereof shall survive such termination.

SECTION 24 Conflicts. In the event of any conflict or inconsistency between this Agreement and the Credit Agreement, the terms of this Agreement shall control.

SECTION 25 Right of McKesson to Convert Debt Into Equity. Until the first to occur of: (i) January 15, 2005, (ii) an IPO or establishment of public trading by Accentia or (iii) the sale of substantially all of Accentia’s assets or the merger of Accentia with a publicly traded company (to which sale or merger McKesson has given its prior written consent which consent shall not be unreasonably withheld), McKesson may convert up to $3,900,000 in indebtedness owing by Accentia to McKesson (or any affiliate of McKesson) into shares of Accentia Series E Convertible Preferred stock at the rate of $ 1.00 per share with Accentia’s consent.

SECTION 26 Conditions Subsequent. .It shall be an additional “Event of Default under this Agreement (and each of the other documents executed concurrently herewith or pursuant hereto) should the following events (each a “Condition Subsequent”) fail to be and remain satisfied on or before January 31,2004:

(a) Account Control Agreements. McKesson shall have received an Account Control Agreement in substantially the form of Exhibit D attached hereto for each and every deposit account of Accentia, Teamm Pharmaceuticals, Inc., and The Analytica Group, Inc. including those identified on Schedule 1.

(b) Representation Certificate. McKesson shall have received a fully and accurately completed Representation Certificate in the form of Exhibit H attached hereto, duly executed by each of Accentia, Teamm Pharmaceuticals, Inc., and The Analytica Group, Inc.

SECTION 27 Modification of Conditions to Release of Dr. Ryll From Principal Guaranty. Section 2(d) of the Forbearance Agreement is hereby amended such that Dr. Ryll’s eligibility to be released from bis liability under the Principal Guaranty will be governed by the following:

Subject to the satisfaction of each of the conditions precedent set forth in Section 3 of the Forbearance Agreement, McKesson agrees to undertake the following: . . . To release Dennis L. Ryll, M.D. from any further liability under that certain “Principal Guaranty” dated as of November 30, 1998 and executed by Francis E. O’Donnell, Jr., M.D. and Dennis L. Ryll, M.D. in favor of McKesson effective on the date that is 91 days after June 28, 2004 provided that:

(i)	On or before December 31, 2003, McKesson has received all net proceeds from the sale of the assets of Accent Rx;

(ii)	On or before January 12, 2004, the Bridge Loan and all other sums payable to McKesson thereunder have been paid in full;

(iii)	all other payments to be made to McKesson on or before June 28, 2004, (including the reimbursement of fees, costs and expenses) that are referred to in the Forbearance Agreement or which are referred to in the Assumption Agreement have been timely made;

(iv)	all conditions to the effectiveness of the Assumption Agreement have been and remain satisfied; and

(v)	no default or “Event of Default” has occurred under this Agreement or the Assumption Agreement through the date upon which the release of Dr. Ryll becomes effective,

and provided further that at no time on or before the date that is 91 days after June 28, 2004, none of Accent Rx, Accentia, HCG, HCG II, MOAB, RCT, BioVest, Francis E. O’Donnell, Jr., or Dennis L. Ryll, M.D. has become a debtor in a case under title 11 of the United States Code (the “Bankruptcy Code”).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

ACCENTIA, INC.

By	/s/ Francis E. O’Donnell
Title: Chairman & CEO

Accentia, Inc.
5310 Cypress Center Drive, Suite 101
Tampa, FL 33609
Attn: Francis E. O’Donnell, Jr., M.D.
Fax: 813-287-6642
email: FEOMDJR@aol.com

MCKESSON CORPORATION

By:	/s/ Ana Schrank
Ana Schrank
Title:	SVP Financial Services

McKesson Corporation
One Post Street
San Francisco, CA 94104
Attn: Ana Schrank
Fax; (415)983-9272
email: ana.schrank@mckesson.com

FIRST AMENDMENT TO

ACCENTIA ASSUMPTION OF DEBT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO ACCENTIA ASSUMPTION OF DEBT AND SECURITY AGREEMENT (this “Amendment”) is hereby executed as of this 9th day of February, 2005 by and between ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation, formerly named Accentia, Inc. (“Accentia”) and McKESSON CORPORATION, a Delaware corporation (“Secured Party” or “McKesson”), in order to amend that certain Accentia Assumption of Debt and Security Agreement dated as of December 31, 2003 (as modified or amended in writing, the “Assumption Agreement”), which was modified by (i) that certain letter agreement also dated as of December 31, 2003 and executed by and among Accentia, its affiliate Accent Rx, Inc. (“Accent Rx”), and by McKesson (the “2003 Letter Agreement”), (ii) by the “Biologics Distribution Agreement” described below, and (iii) by a letter agreement dated as of October 6, 2004 and signed in favor of McKesson by Accentia, Frances E. O’Donnell, Jr., M.D., Dennis L. Ryll, M.D., Regent Court Technologies, Hopkins Capital Group H, LLC, American Prescription Providers, Inc., American Prescription Providers of New York, Inc., and American Prescription Providers of Pennsylvania, Inc. (the “Interlineation Letter”). This Amendment is being executed by the parties hereto based upon following facts and understandings:

RECITALS

A. Accentia is obligated to McKesson pursuant to the Assumption Agreement referred to above, pursuant to which (among other things) Accentia assumed each and every debt, obligation, and liability owed by APP and/or Accent Rx to McKesson of every kind or nature, whether such debt, obligation, and liability was known, unknown, liquidated, unliquidated, disclosed, or undisclosed, existing or contingent, and whether or not explicitly listed in the recitals to the Assumption Agreement or evidenced by a promissory note. The Assumption Agreement, and each document executed pursuant thereto or in connection therewith (the “Assumption Documents”) remains in full force and effect, in accordance with its (or their) express written terms, subject to no defenses, off sets, or counterclaims whatsoever. Capitalized terms used in this Amendment not otherwise defined herein will have the meanings they were defined to have in the Assumption Agreement.

B. As of January 31, 2005, the payment obligations owed to McKesson by Accentia relating to certain “Loans” assumed by Accentia (the “Loan Debt”) aggregated $7,837,938.88, excluding attorneys’ fees and costs for which Accentia is obligated to reimburse McKesson. In addition, Accentia is from time to time obligated to pay certain sums to McKesson under the Supply Agreement described in the Assumption Agreement and/or under a later executed supply agreement which superseded the Supply Agreement. As of January 31, 2005, there were no past due amounts owing to McKesson in connection with any supply agreement.

C. Pursuant to the Assumption Agreement, Accentia granted to McKesson, as security for the payment and performance of all “Obligations” (as that term was defined in the Assumption Agreement), a security interest in all of Accentia’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, intellectual property, patents, trademarks, service marks, trade names, trade secrets, customer lists, copyrights, payment intangibles, instruments, inventory, investment property (including but not limited to all stock it holds in Teamm Pharmaceuticals, Inc., The Analytica Group, Inc. and BioVest Inc., called the “Subsidiary Stock”), membership interests, letter-of-credit rights, money and all products, proceeds and supporting obligations of any and all of the foregoing. The security interests granted in Section 4 of the Assumption Agreement were to be subject and junior to only those duly perfected security interests granted by Accentia to secure the “Senior Credit Facility,” which term was defined in the Assumption Agreement as:

that certain existing credit facility provided to Accentia by Harbinger Mezzanine Partners, LP which presently aggregates $5,000,000 in principal outstanding, but which may be increased to equal as much as $13,000,000, for principal, in the future (but no more) and may be funded by a syndicate of lenders of which Harbinger Mezzanine Partners, LP is a member, and shall also include any replacement facility provided by any lender or group of lenders, not affiliated with Accentia, which lender (or group of lenders) shall be satisfactory to McKesson and which replacement facility shall be made on terms and conditions satisfactory to McKesson.

The Senior Credit Facility was and is solely the obligation Teamm Pharmaceuticals, Inc. and as of February 9, 2005, the total principal owing under the Senior Credit Facility equaled $5,000,000 for principal and all interest due and payable thereon had been paid. Accentia has represented and warranted to McKesson that there are no outstanding defaults under the Senior Credit Facility.

D. Also pursuant to the Assumption Agreement:

1. Regent Court Technologies (a limited liability company of which Francis E. O’Donnell, Jr., M.D. is the managing member and which is referred to as “RCT”) and Hopkins Capital Group II, LLC (a limited liability company of which Francis E. O’Donnell, Jr., M.D. is a manager and which is referred to as “HCG II”) executed a security agreement in favor of McKesson for the purpose of securing all present and future obligations of Accentia owed to McKesson (including the Obligations) and all present and future obligations of RCT and/or HCG II to McKesson, which security agreement (the “New HCG II/RCT Security Agreement”) encumbered (among other things) all the issued and outstanding shares of capital stock in BioDelivery Sciences International, Inc. and Star Scientific, Inc. owned by either RCT or HCG II, as more particularly described in Schedule 1 to the New HCG II/RCT Security Agreement.

2. Hopkins Capital Group, LLC (a limited liability company of which Francis E. O’Donnell, Jr., M.D. is a manager and which is referred to as “HCG”) and MOAB Investments, LP (a limited partnership of which Dennis Ryll, MD is an officer of the general partner and which is referred to as “MOAB”) executed a security agreement in favor of McKesson for the purpose of securing all present and future obligations of Accentia owed to McKesson (including the Obligations) and all present and future obligations of HCG and/or MOAB owed to McKesson, which security agreement (the “New HCG/MOAB Security

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Agreement”) encumbered (among other things) all issued and outstanding shares of capital stock in Accentia Biopharmaceutieals, formerly known as Accentia, Inc., owned by either HCG or MOAB (the “Accentia Stock”).

3. Each of Teamm Pharmaceuticals, Inc. (“Teamm”) and The Analytica Group, Inc. (“Analytica”), two wholly-owned subsidiaries of Accentia, executed in favor of McKesson (a) that certain “Subsidiary Guaranty” (the “New Subsidiary Guaranty”) pursuant to which Teamm and Analytica jointly and severally guarantied the payment and performance by Accentia of all of Accentia’s obligations owed to McKesson, and (b) that certain security agreement (the “New Subsidiary Security Agreement”) for the purpose of securing the payment and performance of the New Subsidiary Guaranty and all other obligations of Teamm and/or Analytica owed to McKesson, which security agreement encumbered all personal property of Teamm and/or Analytica as set forth there in.

4. Each of Francis E. O’Donnell, Jr., M.D., Dennis L. Ryll, M.D., HCG II, RCT, American Prescription Providers, Inc., American Prescription Providers of New York, Inc., and American Prescription Providers of Pennsylvania, Inc. executed a “Consent, Reaffirmation and Release Agreement” (the “Reaffirmation Agreement”), reaffirming their respective obligations under the “Principal Guaranty” (a guaranty signed by Francis E. O’Donnell, Jr., M.D. and Dennis L. Ryll and more particularly described in the Assumption Agreement) and/or their third party pledge or security agreements and acknowledging that the same remain in full force and effect with respect to the Obligations and notwithstanding the assumption by Accentia of the “APP Obligations” and the other obligations owed by Accent Rx to McKesson.

5. Accentia and McKesson entered into a “Warrant Purchase Agreement” and Accentia issued a Warrant to McKesson granting McKesson a right to purchase up to 3,000,000 shares of Accentia’s Series E Convertible Preferred Stock, all as more particularly set forth in such agreements. In addition, Accentia and McKesson entered into an “Investors’ Rights Agreement” dated as of “January , 2004” which remains in full force and effect.

E. On or about February 27, 2004, as an inducement to McKesson to enter into the Assumption Agreement, Accentia and McKesson entered into that certain Biologics Distribution Agreement, granting to McKesson the exclusive right to distribute all current and future “Biologic Products” (as defined therein) developed or acquired by Accentia in the “Territory” as defined in the Biologics Distribution Agreement. Pursuant to the Biologics Distribution Agreement, McKesson remitted to Accentia a non-interest bearing deposit of $3,000,000 which was to be refunded to McKesson upon termination of the Biologics Distribution Agreement in accordance with Section 4 of that agreement. In addition, Accentia was obligated to (i) pay to McKesson a monthly fee equal to 5% of all “Net Revenue” as defined in the Biologics Distribution Agreement, (ii) reimburse McKesson for all “Costs of Distribution” as defined in the Biologics Distribution Agreement, (iii) pay McKesson a termination payment of 5% of the net consideration received at any time by Accentia from the sale, license or disposition of a Biologic Product for the Territory, and (iv) pay certain other sums if Accentia ceases to own 51% of the controlling interests in a subsidiary that owns a Biologics Product, all as more particularly described in the Biologics Distribution Agreement. The Biologics Distribution Agreement specifically provided in Section 5 thereof that the term “Obligations” as defined in the Assumption Agreement would include that payment and performance by Accentia of all its obligations under the Biologics Distribution Agreement.

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F. Pursuant to the Assumption Documents, McKesson was to receive Account Control Agreements for all deposit accounts of Accentia, Teamm, and Analytica. Accentia, Teamm, and Analytica have represented to McKesson that McKesson has received Account Control Agreements for all of their deposit accounts except for the deposit accounts listed on Schedule 1 attached hereto (the “Uncontrolled Accounts”).

G. Accentia is also in default of its obligations under the Assumption Agreement with respect to the following “Payment Defaults”: (i) Accentia failed to pay off the Loans by September 1, 2004, and (ii) Accentia has failed to make the monthly interest payments on the Loans in accordance with the Assumption Agreement.

H. Accentia is also in default for having changed its name from “Accentia, Inc.” to “Accentia Biopharmaceuticals, Inc.” without notice to, or the consent of, McKesson.

I. Accentia has requested that McKesson (a) forbear from exercising its creditors’ rights and remedies with regard to the failure of Accentia to deliver the account control agreements to McKesson relating to the Uncontrolled Accounts with respect to the Payment Defaults, (b) agree to release its security interests in the Accentia Stock, (c) agree to subordinate its security interests in the assets of Accentia to a duly perfected security interest in favor of Missouri State Bank to secure new indebtedness loaned by such financial institution having a principal amount not exceeding $5,000,000, and (d) restructure the outstanding debt owing to McKesson by Accentia in order to allow Accentia a means of consolidating its obligations to McKesson (the “Restructuring Opportunity”). McKesson is willing to accommodate theses requests by Accentia to the extent explicitly set forth herein and otherwise subject to the terms and conditions of this Amendment.

NOW THEREFORE, for fair and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Accentia and McKesson hereby agree as follows:

SECTION 1 Definitions: Interpretation.

(a) All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Assumption Agreement.

(b) As used in this Amendment, the following terms shall have the following meanings:

“Contract Rate” means a rate of interest equal to ten percent (10%) per annum based on a 360-day year, for actual days elapsed.

“Default Rate” means the Contract Rate plus 5% per annum based on a 360-day year, for actual days elapsed.

“Full Payment Deadline” means the first to occur of (a) June 30, 2005, (b) the date Accentia or any of it subsidiaries consummates an initial public offering of its stock, (c) the date

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any creditor of Accentia, Teamm, Analytica, BioVest, or of any of the Guarantors asserts a default and/or begins exercising any of its creditors’ rights and remedies with respect to any of such persons or entities or their asset, and (d) the date any of Accentia, Teamm, Analytica, BioVest, or of any of the Guarantors becomes a debtor in a case under title 11 of the United States Code (the “Bankruptcy Code”).

“Guarantors” means Francis E. O’Donnell, Jr., M.D., Dennis L. Ryll, M.D., HCG II, RCT, HCG, MOAB, American Prescription Providers, Inc., American Prescription Providers of New York, Inc., and American Prescription Providers of Pennsylvania, Inc.

(c) Where applicable and except as otherwise defined herein, terms used in this Amendment shall have the meanings assigned to them in the UCC.

(d) In this Amendment, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2 Confirmation of Recitals, Etc. Accentia hereby acknowledges, agrees, represents and warrants to McKesson that each of the Recitals set forth at the outset of this Agreement is true and correct, and that each of the Assumption Agreement, the Assumption Documents (including the Biologics Distribution Agreement) and all agreements and documents referred to in the Assumption Agreement, the earlier Forbearance Agreement and/or in the Credit Agreement that remained in place after the Assumption Agreement was signed (collectively with the Assumption Documents as amended by this Amendment, now comprising the “Documents”), remain in full force and effect in accordance with their express written terms, except as any of the same are or were explicitly modified or terminated by an agreement in writing signed by McKesson. Furthermore, Accentia has no known or unknown defenses, counterclaims, rights of offset or set off, recoupment, or any other causes of action against McKesson or any Person that would prevent or interfere with the full collection and enforcement by McKesson of all such Documents. Accentia further acknowledges and agrees that there are no oral understandings between Accentia and McKesson and that any purported agreement with McKesson must be in writing and signed by McKesson in order to be enforceable against McKesson.

SECTION 3 Agreements by McKesson. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, McKesson agrees as follows as an amendment to the Assumption Agreement:

(a) Waiver of Certain Defaults. Effective upon the satisfaction of the conditions precedent set forth in Section 4 below, McKesson agrees to waive the following defaults and only the following defaults:

i. The default that occurred for failure to deliver Account Control Agreements with regard to the Uncontrolled Accounts, provided that each entity which is the owner of one of the Uncontrolled Accounts shall deliver by the 10th calendar day of each calendar month a copy of the bank statement for the prior calendar month ending for each of the Uncontrolled Accounts indicated the activity in such accounts and the ending balances of such accounts.

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ii. Each of the Payment Defaults defined above that occurred prior to February 9, 2005.

iii. Each non-Payment Default that occurred prior to February 9, 2005.

(b) Subordination to Lien of Missouri State Bank. Effective upon the satisfaction of the conditions precedent set forth in Section 4 below, McKesson agrees to subordinate the priority of its liens and security interests in the personal property of Accentia to a duly perfected security interest in favor of Missouri State Bank which secures a loan to Accentia not to exceed $5,000,000 for principal. Said subordination shall be of priority only and (i) payments to McKesson as required by the Assumption Documents, as amended by this Amendment, shall be permitted to continue, and (ii) McKesson shall not be obligated to agree to any restrictions on its ability to exercise its rights and remedies as it may in its discretion determine, so long as McKesson acts in accordance with the Assumption Documents and applicable law. The foregoing subordination shall be in addition to its subordination to the Senior Credit Facility.

(c) Release of Lien in Accentia Stock. Effective upon the satisfaction of the conditions precedent set forth in Section 4 below, McKesson shall release its lien on the Accentia Stock owned by HCG and MOAB provided that McKesson may retain possession of the Accentia Stock, and provided further that unless and until all sums owing to McKesson by any of Accentia, HCG or MOAB are paid in full, (i) each of HCG and MOAB agrees not to sell, convey, hypothecate, encumber, pledge or otherwise transfer or dispose of any interest in the Accentia Stock to a third party without the consent of McKesson, and (ii) each of Frances E. O’Donnell, Jr., M.D. and Dennis L. Ryll, M.D. agrees not to sell, convey, hypothecate, encumber, pledge or otherwise transfer or dispose of any interest in HCG or MOAB (or the Accentia Stock) to a third party without the consent of McKesson.

(d) Termination of Right to Convert the Loan Debt into Series E Convertible Preferred Stock. Effective upon the satisfaction of the conditions precedent set forth in Section 4 below, McKesson agrees to waive any and all right to convert any portion of the Loan Debt into shares of Capital Stock, including shares of Series E Convertible Preferred Stock of Accentia.

(e) Agreement Not To Exercise Warrant to Purchase Shares of Series E Convertible Preferred Stock. Effective upon the satisfaction of the conditions precedent set forth in Section 4 below, McKesson agrees to waive its right to purchase up to 3,000,000 shares of Series E Convertible Preferred Stock pursuant to the Warrant Purchase Agreement and or the Warrant granted to McKesson by Accentia.

SECTION 4 Conditions Precedent to Bank Obligations. It shall be a condition precedent to the enforceability of each and every obligation of McKesson hereunder, that each and all of the following shall be and remain satisfied:

(a) This Agreement. McKesson shall have received an original counterpart of this Amendment, duly executed by Accentia.

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(b) Reaffirmation by Guarantors and Third Party Pledgors. Each of Francis E. O’Donnell, Jr., M.D., Dennis L. Ryll, M.D., HCG II, RCT, HCG, MOAB and the other signatories thereto (collectively, the “Guarantors”) shall have executed the “Consent to Amendment, Reaffirmation and Release Agreement” in the form of Exhibit C attached hereto (the “Consent to Amendment Agreement”), reaffirming their respective obligations under the Principal Guaranty and/or their third party pledge or security agreements and acknowledging that the same remain in full force and effect notwithstanding this Amendment and any other events which may have occurred since and of such agreements were executed in favor of McKesson.

(c) Payments. McKesson shall have received a payment in good funds of not less than $1,900,000 which shall be used by McKesson to pay the following in the order indicated:

i. first, to pay all attorneys’ fees and costs incurred by or on behalf of McKesson in connection with this Amendment, the Assumption Agreement, the Obligations, or for which Accentia or any of the Guarantors must otherwise reimburse McKesson under the Documents;

ii. next, to pay all accrued and unpaid interest relating to the Loan Debt as has accrued through the date of payment;

iii. last, to the principal portion of the Loan Debt. The principal owing after application of the $1,900,000 as indicated in this Section 4(c) shall defined as the “Remaining Principal”

(d) Trade Debt. Each of Accentia, Teamm, Analytica or BioVest shall be current on their trade debt obligations owing to McKesson whether under the Supply Agreement or otherwise; and

(e) No Default. No Event of Default (or event which with the giving of notice or the passage of time, or both would constitute an Event of Default) shall have occurred, other than those that are to be waived under this Amendment.

(f) UCC Amendments. McKesson shall have filed amendments of its UCC financing statements to reflect the name change of Accentia from “Accentia, Inc.” to “Accentia Biopharmaceuticals, Inc.” and McKesson shall be satisfied that there have been no intervening liens filed since the name change which would impact McKesson’s relative lien priority vis-à-vis creditors to which McKesson agreed to subordinate its lien position.

SECTION 5 Payment of Remaining Debt

(a) Interest. From and after the date of payment of the sums required to be paid pursuant to Section 4(c) above, interest shall accrue on the Remaining Principal (and on any other sums which are subject to the accrual of interest as provided in the Assumption Agreement or in the Biologics Distribution Agreement) at the Contract Rate, subject to potential increase to the Default Rate immediately and automatically upon the occurrence of an Event of Default. In other words, no prior notice of the interest rate increase need be given before the Default Rate goes into effect.

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(b) Payoff. Unless Accentia takes advantage of the Restructure Opportunity described in Section 9 below, all Obligations that remain outstanding after the sums payable pursuant to Section 4(c) above are paid, including the Deferred Obligations, plus accrued and unpaid interest as provided herein, together with any fees, costs and expenses incurred by McKesson in connection with the Obligations, plus any other indebtedness owed by Accentia to McKesson (or to any affiliate of McKesson), other than in connection with the Biologics Distribution Agreement, shall be paid in full on or before the “Full Payment Deadline” defined above (unless and to the extent McKesson converts any portion of the Obligations to equity, which McKesson may elect to do in its sole and absolute discretion on terms no less favorable than the proposed Series E financing that Accentia expected to obtain in 2003, all as more particularly set forth in Section 25 of the Assumption Agreement). The payment obligations under the Biologics Distribution Agreement shall be paid as and when provided in the Biologics Distribution Agreements, subject to acceleration upon the occurrence of a default thereunder or an Event of Default under the Assumption Agreement (as amended from time to time in writing and signed by McKesson).

(c) In the absence of acceleration after an Event of Default, accrued interest shall be payable to McKesson (or the applicable affiliate, if any) monthly in arrears on the first business day of each calendar month for the previous month ending commencing with March 1, 2005.

(d) In no event shall the interest rate or rates payable under the Assumption Agreement as amended by this Amendment or in connection with any of the Obligations including the Assumed Indebtedness, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Accentia and McKesson, in executing this Amendment and each of the other Documents, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein or in any Loan Document to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Amendment and/or such other Loan Document, Accentia is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Accentia in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

SECTION 6 Representations and Warranties. Accentia represents and warrants to McKesson that:

(a) Accentia is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has all requisite power and authority to execute, deliver and perform its obligations under this Amendment and that its full, legal name is Accentia Biopharmaceuticals, Inc. although it uses the “dba” of “Accentia Specialty Pharmacy,” which is not a separate legal entity distinct from Accentia.

(b) The execution, delivery and performance by Accentia of this Amendment have been duly authorized by all necessary action of Accentia and its Board of Directors, and this Amendment constitutes the legal, valid and binding obligation of Accentia, enforceable against Accentia in accordance with its terms.

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(c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Accentia of this Amendment.

(d) Accentia’s chief executive office and principal place of business (as of the date of this Amendment) is located at the address set forth in Schedule 1 to the Assumption Agreement; Accentia’s exact legal name is currently as set forth in the first paragraph of this Agreement; and all other locations where Accentia conducts business or Collateral is kept (as of the date of this Amendment) are set forth in Schedule 1 to the Assumption Agreement.

(e) Schedule 1 to the Assumption Agreement also accurately sets forth the current proper names (as reflected in their official formation or registration documentation as filed with the appropriate office of their jurisdictions of organization), jurisdictions of organization, and chief executive offices of each of HCG, HCG II, RCT, Accent Rx, BioVest, Teamm, and Analytica.

(f) No control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.

(g) Accentia does not have or hold any chattel paper, letter-of-credit tights or commercial tort claims except as disclosed to Secured Party.

(h) The names and addresses of all financial institutions and other Persons at which Accentia, Accent Rx, Teamm Pharmaceuticals, Inc., and/or The Analytica Group, Inc. currently maintains a deposit and securities accounts, and the account numbers and account names of such accounts, are set forth in Schedule 1 to the Assumption Agreement.

SECTION 7 Covenants, Etc. So long as any of the Obligations remain unsatisfied, Accentia agrees that the Covenants set forth in the Assumption Agreement remain binding upon Accentia.

SECTION 8 Release. In further consideration of McKesson’s willingness to enter into the Amendment, and as a material inducement to McKesson to do so, Accentia hereby forever releases and discharges McKesson and its predecessors-in-interest, and their respective officers, directors, shareholders, employees, agents, attorneys, advisors, and successors-in-interest from any and all claims, demands, controversies, actions, causes of action, obligations, liabilities, expenses, costs, attorneys’ fees and damages of any nature or character, or any kind, at law or in equity, past, present, or future, known or unknown, suspected or unsuspected, flow owned or hereafter acquired, arising out of or relating in any way to APP, Accent Rx, Accentia, the Assumed Indebtedness, any of the Assumed Accent Rx Debt Documents, the Supply Agreement, the Documents (as each of such terms is defined in the Assumption Agreement), the Obligations, any of the Guarantors (as that term is defined in the Amendment) or any other matter whatsoever, save and except only McKesson’s obligations to be performed after the date hereof under the Assumption Agreement as amended by this Amendment. It is the intention of

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Accentia that the foregoing release shall be effective as a bar to all actions, fees, damages, losses, claims, liabilities, demands or debts whatsoever, of any kind or nature, known or unknown, suspected or unsuspected. Accentia expressly waives any and all rights and benefits conferred upon it by virtue of California Code of Civil Procedure section 1542 (or any similar law) which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Accentia expressly acknowledges that McKesson has separately bargained for the foregoing waiver of the provisions of California Code of Civil Procedure section 1542 and has been advised by its own counsel of the full legal consequences of this release and waiver.

SECTION 9 Restructure Opportunity. After the satisfaction of the conditions precedent set forth in Section 4 above, including the payment of not less than $1,900,000 to McKesson, Accentia shall have the opportunity tip to and including March 31, 2005 to provide McKesson with written notice of its desire in its discretion to take advantage of the “Restructure Opportunity” designed by Accentia to enable Accentia to consolidate its obligations owing to McKesson and to obtain certain benefits identified by Accentia. The Restructure Opportunity allows Accentia to (I) liquidate all payment obligations owing to McKesson (other than with respect to trade debt under a supply agreement or otherwise), (II) terminate the Biologics Distribution Agreement and related refundable deposit, and (III) repurchase Accentia’s equity, consisting of 4,289,000 shares of Series E Preferred stock (or equivalent conversion value in common shares if converted) by paying the sum of $14,200,000.00 as follows: (i) cash at closing of the Restructure Opportunity in the amount $4,200,000.00 plus all accrued and unpaid interest from the date of this Amendment through the date of the “Restructure Closing” defined below (the “Cash Payment”), and (ii) a promissory note (the “Restructure Note”) in the original principal amount of $10,000,000, the terms of which are more particularly described below, in each case in lieu of the payment terms otherwise set forth in the Assumption Agreement (as modified by this Amendment) and in the Biologics Distribution Agreement. The means of utilizing the Restructure Opportunity shall be as expressly stated in this Section 9.

(a) Conditions to Use of Restructure Opportunity. If Accentia desires to utilize the Restructure Opportunity, there must be no default or defined Event of Default under the Assumption Agreement or the other Assumption Documents, and on or before close of business San Francisco, California time on March 31, 2005, McKesson must receive (i) written notice of Accentia’s intent to utilize the Restructure Opportunity, (ii) the Cash Payment in good funds, (iii) the Restructure Note described below, (iv) acknowledgment from the Guarantors that their guaranties and any third party security agreements remain in place and in full force and effect with regard to the sums owing under the Restructure Note inasmuch as it is the identical debt as what is already guarantied or secured by such guaranties and/or third party security agreements, and (v) a general release of claims signed by Accentia and each of the Guarantors.

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The date when all these items are received shall be defined herein as the “Restructure Closing,” so long as this occurs on or before the first to occur of March 31, 2005 (the “Restructure Deadline”), and the date that a default or defined Event of Default occurs under the Assumption Agreement (as amended from time to time), the Biologics Distribution Agreement or any Assumption Document.

(b) Restructure Note. The “Restructure Note” shall be a promissory note in the original principal amount of$ 10,000,000 and payable to the order of McKesson by Accentia. The principal owing under the Restructure Note shall bear interest at the Contract Rate unless and until an Event of Default occurs, in which case interest shall accrue and be payable at the Default Rate. All sums owing under the Restructure Note shall be due and payable on the first to occur of (i) the date that is 90 calendar days after the Restructure Closing, (ii) the date that is five (5) calendar days after the date upon which Accentia completes an initial public offering of its securities, and (iii) the date upon which an Event of Default under the Assumption Agreement or the other Assumption Documents occurs. The Restructure Note shall provide that Accentia shall remain obliged to reimburse McKesson for all fees, costs and expenses incurred by McKesson in connection with Accentia, the Restructure Note, the collateral therefor, the Assumption Agreement, and any of the Guarantors or pledgors of collateral, which sums shall be payable upon demand or in any event at the time of maturity of the Restructure Note, whether by acceleration or otherwise. The Restructure Note shall otherwise have terms satisfactory to McKesson.

(c) Extension of Restructure Deadline. Accentia shall be permitted to extend the March 31, 2005 “Restructure Deadline” for up to 60 days if (i) no Event of Default has occurred or is continuing, (ii) on or before March 31, 2005 Accentia delivers to McKesson notice of its desire for an extension of the Restructure Deadline along with a payment, in good funds, of a fee (the “Extension Fee”) equal to $100,000, which Extension Fee shall be paid to McKesson as a fee and shall not be applied to the indebtedness of Accentia owing to McKesson.

(d) Cancellation of other Obligations. In the event Accentia duly and timely invokes the Restructure Opportunity, including by making the Cash Payment and delivering the Restructure Note in full compliance with the Section 9, then Accentia shall have no further obligation to McKesson under the Biologics Distribution Agreement (other than with respect to any confidentiality provisions, if any), and in particular shall no longer have any obligation to repay the $3,000,000 refundable deposit made by McKesson under the Biologics Distribution Agreement, because all such payment obligations (to the extent unpaid) shall have been incorporated into the sums owing under the Restructure Note.

(e) Collateral. All collateral for (and guaranties) of the Loan Debt and any other Obligations owing to McKesson shall remain as security for (or guaranties of) the Restructure Note, subject to any existing written subordination agreements signed by McKesson.

(f) Deliveries at Restructure Closing. At the Restructure Closing, Accentia shall deliver to McKesson: (a) $4,200,000 in Cash and (b) duly executed Restructure Note in form satisfactory to McKesson and its legal counsel. At the Restructure Closing, upon receipt of delivery of the items to be delivered by Accentia to McKesson as set forth in the prior sentence, McKesson shall deliver to Accentia: (a) original stock certificates to 4,289,000 shares of Series E

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Convertible Preferred Stock (or any Accentia Common Stock issued upon conversion of the Accentia Series E Convertible Preferred stock) held of record by McKesson together with duly executed assignments to Accentia and an assignment of any accrued but unpaid dividends on said shares of Series E Preferred stock; and (b) duly executed written termination of the Biologics Distribution Agreement, including a written waiver of all of McKesson’s rights in and to the non-interest bearing deposit of $3,000,000 paid by McKesson under the Biologics Distribution Agreement, each in form satisfactory to Accentia and its legal counsel.

SECTION 10 Miscellaneous.

(a) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of California.

(b) Entire Agreement: Amendment. This Amendment contains the entire agreement of the parties with respect to the subject matter hereof and the Assumption Agreement and other documents shall not be further amended except by the written agreement of the parties.

(c) Acknowledgement. In granting Accentia (and the Guarantors) the accommodations set forth in this Amendment, McKesson is not establishing (and has not established) a pattern and practice or course of dealing of (i) granting extensions of payment due dates or making accommodations to Accentia or any Guarantor to address the consequences of Events of Default, (ii) amending the Assumption Agreement or any of the Assumption Documents to accommodate Accentia or any Guarantor in any way, nor (iii) forbearing or refraining from exercising each and all of McKesson’s rights and remedies under the Assumption Documents, the Documents and applicable law upon the occurrence of any Event of Default. Except as expressly amended in this Amendment or in another writing signed by McKesson, each and all of the Assumption Documents and the Documents remains in full force and effect in accordance with its express written terms.

(d) Time. Time is of the essence of each term of the Assumption Documents, including this Amendment.

(e) Third Party Beneficiaries. There are no third party beneficiaries of this Amendment nor of any of the Assumption Documents (or the Documents).

(f) Counterparts. This Amendment may be executed in any number of counterpart and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Alan Pearce
Title:	Chief Financial Officer

Accentia Biopharmaceuticals, Inc.
5310 Cypress Center Drive, Suite 101
Tampa, FL 33609
Attn:	Alan Pearce
Fax:	813-287-6642
email:	alan.pearce@comcast.net

MCKESSON CORPORATION

By:	Ana Schrank
Ana Schrank
Title:	VP Financial Services

McKesson Corporation
One Post Street
San Francisco, CA 94104
Attn.:	Ms. Ann Schrank
Fax:	(415) 732-2967
email:	ana.schrank@mckesson.com

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Schedule 1

Uncontrolled Accounts

1. Accentia Biopharmaceuticals, Inc. Accounts

(including for any “dba” of Accentia)

a.	For Accentia maintained at Missouri State Bank:

Acct. No. 8801714

Acct. No. 8802365

b.	For Accentia Specialty Pharmacy maintained at Missouri State Bank:

Acct. No. 8802332

Acct. No. 8802357

Acct. No. 8802340

2. The Analytica Group Accounts

Acct. No. 8802373 maintained at Missouri State Bank

3. Teamm Pharmaceuticals, Inc. Accounts

Acct. No. 8802399 maintained at Missouri State Bank

Acct. No. 8171229130 maintained at First Citizens Bank

4. Accent Rx Accounts

Acct. No. 323-196357 maintained at JP Morgan Chase

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EXHIBIT A

Consent to Amendment, Reaffirmation and Release Agreement

This “Consent to Amendment, Reaffirmation and Release Agreement” is hereby executed by the undersigned parties as of this      day of February, 2005 as a condition to the obligations of McKesson Corporation (“McKesson”) under that certain “First Amendment to Accentia Assumption of Debt and Security Agreement” dated as of the date hereof (the “Amendment”) and executed by and between McKesson and Accentia Biopharmaceuticals, Inc., formerly known as Accentia, Inc. (“Accentia”). Each of the undersigned persons and entities, as a material inducement to McKesson to enter into the Amendment hereby confirms, acknowledges and agrees in favor of McKesson that:

(a) it or he has read the Amendment and consents to its terms, including without limitation the subordination by McKesson of its security interest in the assets of Accentia to liens in favor of Missouri State Bank;

(b) it or he acknowledges and agrees that each of the Recitals set forth in the Amendment (and those set forth in the Assumption Agreement and/or in the Forbearance Agreement) is true and correct and binding upon such undersigned person or entity;

(c) each guaranty, third party pledge agreement, security agreement or other agreement signed by any of the undersigned persons or entities in favor of McKesson or any affiliate of McKesson (as such documents may have been amended in writing from time to time) remains in full force and effect and each is enforceable in accordance with its express written terms, except that all references in any such guaranty or other agreement to any debt or obligation of APP or Accent Rx or “Borrower” shall be deemed to refer to any debt or obligation of Accentia, whether or not assumed from APP or Accent Rx, and whether or not now existing or hereafter arising;

(d) in the event that Accentia shall determine to invoke the Restructure Opportunity described in Section 9 of the Amendment, (i) each of the persons and entities has given its consent to such restructure and no further consent shall be required, and (ii) each guaranty, third party pledge agreement, security agreement or other agreement signed by any of the undersigned persons or entities in favor of McKesson or any affiliate of McKesson (as such documents may have been amended in writing from time to time) shall remain in full force and effect with regard to the remaining indebtedness owing to McKesson or any affiliate of McKesson, including under the Restructure Note; and

(e) none of the undersigned persons or entities has any known or unknown defenses, counterclaims, rights of offset, set off, or recoupment, or any other causes of action against McKesson or any person or entity that would prevent or interfere with the full collection and enforcement by McKesson of their respective obligations to McKesson, including but not limited to any guaranty, third party pledge agreement, or security agreement signed by any or each of them in favor of McKesson, where references to “Borrower” (or other names for APP) and/or to Accent Rx (if any) are deemed to refer to Accentia.

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In addition to the foregoing, by executing where indicated below, (i) each of HCG and MOAB agree not to sell, convey, hypothecate, encumber, pledge or otherwise transfer or dispose of any interest in the Accentia Stock to a third party without the consent of McKesson, and (ii) each of Frances E. O’Donnell, Jr., M.D. and Dennis L. Ryll, M.D. agree not to sell, convey, hypothecate, encumber, pledge or otherwise transfer or dispose of any interest in HCG or MOAB (or the Accentia Stock) to a third party without the consent of McKesson.

In further consideration of McKesson’s willingness to enter into the Amendment, and as a material inducement to McKesson to do so, each of the undersigned persons or entities (collectively, the “Releasing Parties”) hereby forever releases and discharges McKesson and its predecessors- in-interest, and their respective officers, directors, shareholders, employees, agents, attorneys, advisors, and successors-in-interest (the “Released Parties”) from any and all claims, demands, controversies, actions, causes of action, obligations, liabilities, expenses, costs, attorneys’ fees and damages of any nature or character, or any kind, at law or in equity, past, present, or future, known or unknown, suspected or unsuspected, now owned or hereafter acquired, arising out of or relating in any way to APP, Accent Rx, Accentia, the Assumed Indebtedness, any of the Assumed Accent Rx Debt Documents, the Supply Agreement, the Documents (as each of such terms is defined in the Assumption Agreement), the Obligations, any of the Guarantors (as that term is defined in the Amendment) or any other matter whatsoever, save and except only McKesson’s obligations to be performed after the date hereof under the Assumption Agreement as amended by the Amendment.

It is the intention of each of the undersigned persons and entities that the foregoing release shall be effective as a bar to all actions, fees, damages, losses, claims, liabilities, demands or debts whatsoever, of any kind or nature, known or unknown, suspected or unsuspected. Each of the undersigned persons or entitles expressly waives any arid all rights and benefits conferred upon him or it by virtue of California Code of Civil Procedure section 1542 (or any similar law) which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each of the undersigned persons or entities expressly acknowledges that McKesson has separately bargained for the foregoing waiver of the provisions of California Code of Civil Procedure section 1542 and each has been advised by his or its own counsel of the full legal consequences of this release and waiver.

AMERICAN PRESCRIPTION PROVIDERS, INC.

By:	Exhibit
Its:

[Signatures continued on next page.]

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AMERICAN PRESCRIPTION PROVIDERS OF NEW YORK, INC.

By:	Exhibit
Its:

AMERICAN PRESCRIPTION PROVIDERS OF PENNSYLVANIA, INC.

By:	Exhibit
Its:

Exhibit
FRANCIS E. O’DONNELL, JR., M.D.

Exhibit
DENNIS L. RYLL, M.D.

REGENT COURT TECHNOLOGIES

By:	Exhibit
Francis E. O’Donnell, Jr., M.D.
Managing Member

HOPKINS CAPITAL GROUP II, LLC

By:	Exhibit
Francis E. O’Donnell, Jr., M.D.
Managing Member

HOPKINS CAPITAL GROUP, LLC

By:	Exhibit
Francis E. O’Donnell, Jr., M.D.
Managing Member

HOPKINS CAPITAL GROUP, LLC

By:	Exhibit
Title:	Managing Member

709 The Hamptons Lane
Town and Country, Mo. 63017
Attn:	Frank E. O’Donnell, Jr.
Fax:	(314) 434-7030

[Signatures continued on next page.]

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MOAB INVESTMENTS, LP

By:	Exhibit

By:
Title:	Managing Member

Address

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